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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      ---------

                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported):  December 31, 1997



                               BRANDYWINE REALTY TRUST
                (Exact name of registrant as specified in its charter)



           Maryland                     1-9106                    23-2413352
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


               16 Campus Boulevard, Newtown Square, Pennsylvania  19073
                       (Address of principal executive offices)


                                    (610) 325-5600
                 (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

     On January 5, 1997, the Company consummated the acquisition of a portfolio of 22 office properties that contain an aggregate of approximately
1.8 million net rentable square feet. In conjunction with its acquisition of these properties, the Company has agreed to acquire an additional office building that is currently under construction and that is expected to contain approximately 209,000 net rentable square feet upon completion during the first quarter of 1998. The aggregate purchase price for these properties (including the property under construction) is $229 million. Agreements of Sale relating to this portfolio acquisition are attached as Exhibits 10.6 through 10.13 under Item 7. The Company has provided additional information with respect to this acquisition in Item 5 of a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 1997 (the "December 17 Form 8-K").

Item 5.  Other Events.

(a) On December 31, 1997, the Company, through a wholly-owned subsidiary (the "BRT Sub") of Brandywine Operating Partnership, L.P., formed a joint venture known as "Interstate 202 General Partnership" (the "Joint Venture") to own, develop and operate a project involving the redevelopment of a building situated on approximately 5 acres of land in Concord Township, Delaware County, Pennsylvania. The building has previously been used for retail and office purposes, and the Joint Venture intends to redevelop the building in 1998 at an estimated cost of approximately $1.0 million, for office purposes. The Joint Venture was formed as a general partnership between the BRT Sub (with a 50% interest) and Across The Line, L.P., a Delaware limited partnership (with a 50% interest). The BRT Sub contributed approximately $850,000 to the capital of the Joint Venture upon its formation and agreed to contribute up to an additional $650,000 in connection with the redevelopment of the building. In addition, the BRT Sub delivered a guaranty of payment in the amount of $500,000 to secure a bank loan in the amount of $1.75 million that funded a portion of the purchase price of the building and related land. The equity contributions of the BRT Sub to the Joint Venture are entitled to a 10% preferential return. Across The Line, L.P. is affiliated with the member in two other joint ventures entered into by a subsidiary of the Company and reported in a Current Report dated October 3, 1997: Christiana Center Operating Company I LLC and Christiana Center Operating Company II LLC.

(b) On January 5, 1998, the Company replaced its $150 million secured credit facility with a $300 million unsecured credit facility (the "Credit Facility"). The Credit Facility enables the Company to borrow funds at a reduced interest rate equal to the 30, 60, 90 or 180-day LIBOR, plus, in each case, a range of 100 to 137.5 basis points, depending on the Company's then existing leverage and debt rating. Alternatively, the Company can borrow funds at the Prime Rate plus 25 basis points or the Federal Funds Rate plus 50 basis points. As of January 7, 1998, approximately $298.5 million was outstanding under the Credit Facility bearing interest at the rate of 7.07% per annum. The Credit Facility matures on January 5, 2001 and is extendable to January 5, 2002 by the Company in the absence of default and upon payment of a fee. The Credit Facility requires the Company to maintain compliance with a number of customary financial and other covenants on an ongoing basis, including

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leverage ratios based on book value and debt service coverage ratios, limitations on additional indebtedness, liens and distributions and a minimum net worth requirement.

     To facilitate certain 1998 property acquisitions, on January 5, 1998, the Company also obtained an additional unsecured credit facility (the "Additional Credit Facility") permitting advances of up to $100.0 million. The Additional Credit Facility bears interest at a per annum floating rate equal to the 30-day LIBOR plus 150 basis points (7.19% as of January 7, 1998) and matures on May 5, 1998, subject to a 90-day extension upon satisfaction of certain conditions. As of January 7, 1998, $23.0 million was outstanding under the Additional Credit Facility.

(c) As of January 2, 1998, the Company entered into five-year employment agreements with the Chairman of the Board and the President and Chief Executive Officer at base salaries of $250,000 and $300,000, respectively. The employment agreements include a provision for a payment equal to three times annual salary and bonus in the event the employment of the applicable executive is terminated under certain circumstances, such as following a change in control. Copies of the employment agreements are attached as exhibits under Item 7.

(d) As previously reported in the December 17 Form 8-K, the Board of Trustees of the Company authorized certain equity awards to management of the Company. These awards consisted of "restricted" common shares of beneficial interest ("Common Shares") and options exercisable for Common Shares. The actual number of "restricted" Common Shares and the exercise prices of the options were based on the closing price of the Common Shares on January 2, 1998.

     On the basis of the closing price of the Common Shares on January 2, 1998, which was $25.25, the aggregate number of "restricted" Common Shares awarded was 443,557. Of these shares, 158,416 and 237,624 were awarded to the Chairman of the Board and the president and Chief Executive Officer, respectively, and vest over an eight-year period, subject to acceleration of vesting upon certain conditions, including a change in control of the Company, death, disability or a non-renewal of their employment agreements. The balance of the "restricted" Common Shares were awarded to four other members of senior management: (i) John M. Adderly, Jr. (21,109 shares); Anthony A. Nichols, Jr, (15,842 shares); (iii) H. Jeffrey DeVuono (5,283 shares); and Mark S. Kripke (5,283 shares). These shares vest pro-rata over a five year period, subject to acceleration of vesting upon certain conditions, including a change in control of the Company, death and disability.

     In addition, ten-year options exercisable (subject to the limitation noted below) for an aggregate of 2,043,704 Common Shares were awarded to members of management of the Company. Of these options, 554,034 have a per share exercise price of $25.25 ("Category I Options"); 740,796 have a per share exercise price of $27.78 ("Category II Options"); and 748,874 have a per share exercise price of $29.04 ("Category III Options"). These options are subject to varying vesting schedules (none of which exceeds five years) and are subject to acceleration of vesting under certain circumstances, including a change in control of the Company. Because the Company's current 1997 Long-Term Incentives Plan authorizes only 750,000 Common Shares for awards thereunder, options exercisable for an aggregate 1,737,261 Common Shares (including the below referenced options granted to Messrs. Nichols, Sr. and Sweeney) were awarded subject to receipt of shareholder approval at the next meeting of the Company's shareholders. In the event these options are not

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approved by shareholders, the options would convert into share appreciation rights that would be exercisable during the option term by the holder for a cash payment based on the spread, if any, between the exercise price contained in the option and the market price of a Common Share at the time of the exercise. Mr. Nichols was awarded 197,923 Category I Options, 231,597 Category II Options and 249,438 Category III Options. Mr. Sweeney was awarded 296,736 Category I Options, 347,222 Category II Options and 374,531 Category III Options.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     The financial statements relating to the acquisition reported under Item 2 has previously been reported under Item 7 of the December 17 Form 8-K.

(b)  Pro Forma Financial Information.

     The pro forma financial information relating to the acquisition reported under Item 2 has previously been reported under Item 7 of the December 17 Form 8-K.

(c)    Exhibits.

10.1 Amended and Restated Credit Agreement dated as of January 5, 1998 among the Company, the Operating Partnership, NationsBank, N.A, and the guarantors and lenders identified therein.

10.2   Form of Promissory Note

10.3   Form of Revolving Note

10.4   Guaranty Agreement

10.5   General Partnership Agreement of Interstate 202 General Partnership

10.6   Agreement of Purchase and Sale (The Berkshire Group)

10.7   Agreement of Purchase and Sale (Bowpl Park, LLC)

10.8   Agreement of Purchase and Sale (Linden Park Limited Partnership)

10.9   Agreement of Purchase and Sale (Park 80, L.L.C.)

10.10  Agreement of Purchase and Sale (Trend Associates)

10.11  Agreement of Purchase and Sale (University Plaza, L.P.)

10.12  Agreement of Purchase and Sale (Virginia Drive Associates, L.P.)

10.13  Agreement of Purchase and Sale (WHDWA Real Estate Limited Partnership)

10.14  Employment Agreement (Anthony A. Nichols, Sr.)

10.15  Employment Agreement (Gerard H. Sweeney)

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Zelenkofske Axelrod & Co., Ltd.

23.3   Consent of Cushman & Wakefield of Pennsylvania, Inc.

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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BRANDYWINE REALTY TRUST


Date:  January 8, 1998             By:  /s/ Gerard H. Sweeney
                                        ------------------------
                                        Gerard H. Sweeney
                                        President and Chief Executive Officer
                                         (Principal Executive Officer)



Date: January 8, 1998              By:  /s/ Mark S. Kripke
                                        -------------------------
                                        Mark S. Kripke
                                        Chief Financial Officer and Secretary
                                         (Principal Financial and Accounting
                                              Officer)